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                                                                   EXHIBIT 10.41


                                 CONSULTING AGREEMENT
                                 --------------------

          THIS CONSULTING AGREEMENT (the "Agreement") shall be effective as of April 18, 1998 (the "Effective Date"), by and between CHIREX INC. (the "Company"), and W. Dieter Zander ("Consultant").

          WHEREAS, the Consultant has expertise as a financial and international business consultant;

          WHEREAS, the Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor with respect to certain business opportunities, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement;

          WHEREAS, this Agreement supersedes any previous agreement concerning this subject entered into by the parties.

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


          1.  Consulting Services.  The Company hereby engages Consultant as an
              -------------------
independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement. During the term of this Agreement, Consultant shall render such consulting services to the Company in connection with the Company's business opportunities as the Company from time to time requests.

          2.  Compensation.  In consideration of Consultant's consulting
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services set forth in Paragraph 1 above, the Company will pay to Consultant beginning on the Effective Date, U.S. $10,000 per week. The weekly fees referred to herein will be paid to Consultant on the last day of each month this Agreement is in effect beginning April 30, 1998. The Company's obligation to pay these weekly fees shall terminate upon the earlier to occur of (a) notice of termination given by the Company pursuant to Paragraph 4 herein; or (b) June 27, 1998 (ten weeks from the Effective Date, the "Expiration Date").

          3.  Confidential Information.  Consultant acknowledges that the
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information, observations and data relating to the business of the Company and its respective affiliates which Consultant will obtain during the course of his association

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with the Company and its affiliates and his performance under this Agreement are the property of the Company. Consultant agrees that he will not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use to the public other than as a result of Consultant's acts or omissions to act. Upon the termination of this Agreement, Consultant agrees to deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records and other documentation (and copies thereof) relating to the business of the Company and its affiliates which Consultant may then possess or have under its control.

          4.  Term and Termination.  This Agreement shall commence on the
              --------------------
Effective Date and unless earlier terminated pursuant to this Paragraph 4, shall terminate on the Expiration Date. The Company may terminate this Agreement at any time upon 2 days written notice by the Company to Consultant.

          5.  Entire Agreement.  This Agreement contains the entire agreement
              ----------------
between the parties with respect to the subject matter hereof and supersedes any previous understandings or agreements, whether written or oral, regarding such subject matter.

          6.  Governing Law.  This Agreement shall be governed by and construed
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and interpreted in accordance with the domestic laws of the State of Connecticut without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

          7.  Consultant Representation.  Consultant represents and warrants to
              -------------------------
the Company that its execution and delivery of this Agreement does not conflict with, or result in the breach of or violation of, any other agreement, order, judgement or decree to which it is bound, nor does it conflict with any position or office Consultant may hold with any other organization.


                             * * * * * * * * * * *

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.



CHIREX INC.


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By:  Michael A. Griffith
Title: Chief Financial Officer



W. DIETER ZANDER


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